Exhibit 99.2

ZFS CRESTON, LLC
Creston, Iowa

CONDENSED FINANCIAL STATEMENTS
(Unaudited)

ZFS CRESTON, LLC
Creston, Iowa

CONDENSED FINANCIAL STATEMENTS
(Unaudited)

CONDENSED FINANCIAL STATEMENTS

ZFS CRESTON, LLC
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended July 31,
	2021	2020

Sales	$94,960,611	$77,045,558

Cost of sales	88,646,444	71,273,217

Gross profit	6,314,167	5,772,341

Selling, general, and administrative expenses	1,800,539	1,529,644

Income before other income (expense)	4,513,628	4,242,697

Other income (expense)
Interest expense	(659,969)	(300,770)
Interest and investment income	128,635	8,478
PPP loan forgiveness	780,500	—
	249,166	(292,292)

Net income	$4,762,794	$3,950,405

See accompanying notes to condensed financial statements.
1.

ZFS CRESTON, LLC
CONDENSED BALANCE SHEET
(Unaudited)

July 31, 2021
ASSETS
Current assets
Accounts receivable (Note 1)	$7,938,714
Inventories (Note 2)	14,849,884
Gains on open forward contracts (Notes 5 and 6)	2,460,974
Brokerage account (Notes 5 and 6)	672,112
Advances to related parties (Note 8)	7,141,982
Prepaid expenses	188,745
Total current assets	33,252,411

Property, plant, and equipment, net (Note 3)	16,981,211

Spare parts (Note 1)	1,640,529

Total assets	$51,874,151

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Unfunded checks	$24,751
Current maturities of long-term debt (Note 4)	1,560,136
Accounts payable	1,875,052
Losses on open forward contracts (Notes 5 and 6)	571,597
Customer deposits	49,192
Other current liabilities	988,043
Total current liabilities	5,068,771

Long-term debt (Note 4)	29,451,783

Members' equity	17,353,597

Total liabilities and members' equity	$51,874,151
See accompanying notes to condensed financial statements.
2.

ZFS CRESTON, LLC
CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(Unaudited)

Nine Months ended July 31, 2020

Balances at October 31, 2019	$9,881,592

Net income	3,950,405

Member distributions	(100,005)

Balances at July 31, 2020	$13,731,992

Nine Months ended July 31, 2021

Balances at October 31, 2020	$12,642,811

Net income	4,762,794

Members distributions	(52,008)

Balances at July 31, 2021	$17,353,597

See accompanying notes to condensed financial statements.
3.

ZFS CRESTON, LLC
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net income	$4,762,794	$3,950,405
Adjustments to reconcile net income to net cash (used in) from operating activities:
Depreciation	1,359,430	1,062,306
Amortization of debt issuance costs	11,031	—
PPP loan forgiveness	(780,500)	—
Provision for losses on receivables	433,922	—
Change in assets and liabilities:
Accounts receivable	4,474,374	1,046,280
Inventories	(3,893,657)	1,080,713
Brokerage account	374,221	(268,214)
Gains on open forward contracts	(2,085,908)	79,915
Prepaid expenses	(111,209)	82,198
Spare parts	(117,744)	(459,561)
Accounts payable	(4,555,228)	(1,507,265)
Losses on open forward contracts	(1,195,024)	471,309
Customer deposits	(432,199)	741,210
Other current liabilities	180,391	298,429
Net cash (used in) from operating activities	(1,575,306)	6,677,725

Cash flows used in investing activities
Purchase of property and equipment	(487,840)	(2,179,360)
Advances to related party	(7,141,982)	—
Net cash used in investing activities	(7,629,822)	(2,179,360)

Cash flows from financing activities
Unfunded checks	6,714	88,918
Cash paid for debt issuance costs	(42,064)	—
Borrowings on long-term debt	31,000,000	1,317,535
Principal repayment of long-term debt	(176,557)	(28,340)
Net (repayments to) advances received from related parties	(21,530,957)	(5,676,473)
Distributions paid in cash	(52,008)	(100,005)
Net cash from financing activities	9,205,128	(4,398,365)

See accompanying notes to condensed financial statements.
4.

ZFS CRESTON, LLC
CONDENSED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)

	Nine Months Ended July 31,
	2021	2020
Net change in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$653,231	$300,770

See accompanying notes to condensed financial statements.
5.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying unaudited condensed consolidated financial statements included herein have been prepared by the Company using the same accounting principles, methods and practices that are used in the preparation of the Company’s annual statements. In the opinion of management, the information furnished reflects all adjustments, and other normal recurring adjustments, which are necessary for a fair presentation of the results of the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, the Company believes that the disclosures are adequate to make the information presented understandable. The Company’s operations are subject to seasonality. Consequently, the operating results for the nine-months ended July 31, 2021 and 2020 are not necessarily indicative of the results that may be expected for the year. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the years ended October 31, 2020 and 2019.

Operations: ZFS Creston, LLC (the Company) was established as a Limited Liability Company in January 2018 and has a perpetual term. The Company processes soybeans to manufacture consumer food ingredients, high protein soybean meal, and soybean oil located in Creston, Iowa.

Cash and Unfunded Checks: Cash is held at a national bank which is insured up to $250,000 by agencies of the federal government. The Company utilizes a bank cash management program that delays funding for checks until they are presented for clearing. The resulting bank overdraft position is included in current liabilities as unfunded checks.

Accounts Receivable and Revenue: The Company sells to customers using credit terms customary to its industry. Past due receivables are determined based on contractual terms. The Company accrues interest on past due receivables. The Company recognizes revenue in accordance with its sales terms, which is normally when the product is delivered and ownership has transferred or services are complete.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have failed. Management has recorded an allowance for doubtful accounts of $433,922 at July 31, 2021.

Recently Adopted Accounting Policies: On November 1, 2020, the Company adopted Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and all subsequent amendments thereto (collectively, “Topic 606”). Topic 606 supersedes virtually all existing revenue recognition guidance, including industry-specific guidance, and replaces it with a single, comprehensive framework for recognizing revenue from contracts with customers. Topic 606 requires a company to recognize revenue when it transfers goods or services to
6.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

customers in an amount that reflects the consideration that the company expects to receive and requires enhanced disclosure about the Company’s revenue from contracts with customers. The implementation did not have a material impact on the Company’s financial statements, other than increased disclosures regarding revenues related to contracts with customers.

Revenue Recognition: The Company’s revenue consists of sales from commodity contracts that are accounted for under ASC 815, Derivatives and Hedging (ASC 815) and sales of soybean hulls, soybean grits, and revenue received under a take or pay arrangement, which are accounted for under ASC 606, Revenue from Contracts with Customers (ASC 606).

Revenue from commodity contracts (ASC 815)

Revenue from commodity contracts primarily relates to forward sales of commodities, such as soybeans and processed soybean products, which are accounted for as derivatives at fair value under ASC 815. These forward sales meet the definition of a derivative under ASC 815 as they have an underlying (e.g. the price of soybeans or soybean meal), a notional amount (e.g. bushels or tons), no initial net investment and can be net settled since the commodity is readily convertible to cash. The Company does not apply the normal purchase and normal sale exception available under ASC 815 to these contracts.

Revenue from commodity contracts is recognized in sales revenues for the contractually stated amount when the contracts are settled. Settlement of the commodity contracts generally occurs upon shipment or delivery of the product, when title and risks and rewards of ownership transfers to the customer. Prior to settlement, these forward sales contracts are recognized at fair value with the unrealized gains or losses recorded within cost of sales. Additional information about the fair value of the Company's commodity derivatives is presented in Notes 6 and 7 to the financial statements.

The Company may receive deposits or prepayments for product prior to delivery. The sales and gross profit related to these transactions are not recognized until the product is shipped in accordance with the previously stated revenue recognition policy. These amounts are classified as a current liability and are recorded in customer deposits within the balance sheets. Shipping and handling fees are included in revenue and the associated costs included in cost of goods sold in the statements of income.

Revenue from contracts with customers (ASC 606)

Revenue from contracts with customers accounted for under ASC 606 is primarily generated from sales of soybean hulls, soybean grits, and a sales supply agreement which contains a take or pay provision for minimum volume commitment shortfalls. Revenue from the sales of soybean hulls and soybean grits is recognized when control of the promised goods transfers to the customer. This generally occurs when the product is transferred in accordance with agreed-upon shipping terms. Revenue from the take or pay supply agreement is recorded over the minimum commitment time period at an amount of consideration the Company expects to be entitled to as a result of the minimum volume shortfalls.

7.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The breakdown of revenues between ASC 606 and other standards is as follows for the nine months ended July 31, 2021:

Revenues under ASC 815	$91,540,991
Revenues under ASC 606	3,419,620

$94,960,611

Recently Issued Accounting Guidance Not Yet Effective: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequently issued clarifying ASUs 2018-01, 2018-10, 2018-20, 2019-01, 2020-10, 2020-20, and 2020-05, hereafter referred to as “the clarifying ASUs”. The provisions of ASU 2016-02 and the clarifying ASUs require that lessees recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. The ASU is effective for periods beginning after December 15, 2021. Early adoption is permitted; however, the Company has not chosen to do so. Based on preliminary calculations, the Company estimates the adoption of this standard will result in recording a right of use asset and lease liability of approximately $850,000.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, and earlier adoption is permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2016-13 on the financial statements.

Concentration of Credit Risk: The majority of the Company’s receivables are from commercial agribusiness and food companies. The Company grants credit to its customers based on their credit worthiness. The Company’s ability to collect these receivables is dependent to some degree on the economic conditions in the agribusiness sector within its market area. Significant concentrations of accounts receivable as of July 31, 2021 and sales for the nine months ended July 31, 2021 and 2020, respectively, are as follows:

	July 31, 2021		July 31, 2020
	% of Sales	% of Accounts Receivable	% of Sales
Customer A	—%	—%	21%
Customer B	14%	—%	13%
Customer C	10%	19%	16%
Customer D	—%	13%	—%

Inventories: Inventories, consisting primarily of soybeans, soybean oil, soybean flakes, soybean flour, and soybean meal, are stated at market value.

Brokerage Account: Brokerage account represents uninsured deposits with a broker and the unrealized hedging gains and losses on open futures contracts. At July 31, 2021 the brokerage account consisted of the following:
8.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Uninsured deposits with broker	$1,854,871
Unrealized gains on open futures contracts	202,734
Unrealized losses on open futures contracts	(1,385,493)

$672,112

Property, Plant, and Equipment: Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided by use of straight-line methods over the estimated useful lives of the assets; periods of 15-30 years for soybean processing facilities, 3-10 years for machinery and equipment, and 15 years for land improvements. When properties are retired or otherwise disposed of, the appropriate accounts are relieved of cost and accumulated depreciation, and any resulting gain or loss is recognized. These assets are reviewed for impairment by management when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value. Management determined no impairment was necessary for the nine months ended July 31, 2021 and 2020.

Spare Parts: The Company has accumulated a supply of spare parts at its facility for use in repairs in the normal course of operations to minimize downtime. The spare parts are recorded at cost and assessed for obsolescence periodically. There was no obsolescence recorded for the current year. The majority of spare parts are not expected to be utilized within 12 months from the balance sheet date; accordingly the balance is reflected as a long-term asset in the balance sheet.

Fair Value of Financial Instruments: The Company’s carrying amount for its financial instruments, which include accounts receivable, accounts payable and long-term debt, approximates their fair values based on the current interest rate environment and the terms of the instruments. Commodity derivative contracts are recorded at fair value in the balance sheet.

Income Taxes: The Company is not subject to federal income taxes. Instead, the members of the Company report their proportionate share of the Company’s taxable income or loss on their income tax returns.

Under guidance issued by the Financial Accounting Standards Board (“FASB”) with respect to accounting for uncertainty in income taxes as a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense. The Company has no amounts accrued for interest or penalties as of July 31, 2021.

9.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company is not subject to examination by U.S. federal or state tax authorities for years before 2018. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next twelve months.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts reported in the financial statements and the accompanying footnotes. Significant estimates at July 31, 2021 include economic lives of property and equipment, allowance for doubtful accounts, and market prices utilized to value ending inventories and derivative instruments. Actual results could differ from those estimates. The Company’s ability to realize the $2,460,974 of gains on open forward contracts at July 31, 2021 is dependent on the ability of the customers to fulfill the contracts.

Risks and Uncertainties: In December 2019, a novel strain of coronavirus surfaced and has spread around the world, with resulting business and social disruption. The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020. The extent to which the coronavirus may impact business activity will depend on future developments, which are highly uncertain and cannot be predicted. The supply and demand of soybeans and soybean products are sensitive to factors outside of the Company’s control, such as unfavorable weather, geopolitical issues, and other factors. Adverse price movements as a result of such factors could negatively affect the Company’s results of operations and financial position. Significant estimates, as previously disclosed, may be materially impacted by such global events. The operations and business results of the Company have not been materially affected as of the date these financial statements were available to be issued.

NOTE 2 – INVENTORIES

At July 31, 2021 inventories consist of the following:

Soybeans	$9,361,296
Soybean flakes	539,303
Soybean flour	975,851
Soybean oil	2,797,942
Soybean meal	1,103,308
Other	72,184

$14,849,884

In the normal course of business, the Company will store grain in its facilities for others. The Company is liable for any deficiencies of grade or shortage of quantity that may arise in connection with grain held in storage for others. The Company did not have any grain held in storage for others at July 31, 2021. The Company has not realized and does not expect any material losses on any deficiencies.

10.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at July 31, 2021:

Soybean processing facilities, machinery and equipment	$20,469,978
Land and land improvements	263,187
Office furniture and fixtures	147,492
Construction in progress	331,133
21,211,790
Accumulated depreciation	(4,230,579)

$16,981,211

Depreciation expense for the nine months ended July 31, 2021 and 2020 was $1,359,430 and $1,062,306, respectively.

NOTE 4 – LONG-TERM DEBT

Long-term debt consists of the following at July 31, 2021:

Fixed rate note payable, due in monthly principal installments of $124,000 commencing on August 1, 2021 through maturity on August 1, 2040, at which time the remaining principal is due; accrued interest on the outstanding principal balance is due monthly commencing on December 1, 2020 through maturity; secured by substantially all assets of the Company and guaranteed by certain entities related through common ownership as co-borrowers	$30,876,000

Fixed rate note payable due in monthly installments of $7,238 including interest through February 1, 2027; secured by specific equipment	$438,930

31,314,930
Less, current maturities	(1,560,136)
Less, unamortized debt issuance costs	(303,011)

$29,451,783

PPP Loan: In April 2020, the Company entered into a loan agreement for $780,500 under the Paycheck Protection Program established by the Coronavirus Aid, Relief, and Economic Securities Act (“CARES Act”). The PPP loan requires no collateral or guarantees and may be fully forgiven if the funds are used as prescribed under the PPP. The PPP loan has a maturity of two years and an interest rate of 1%, with loan payments deferred to either the date the Small Business Administration (“SBA”) remits the loan forgiveness amounts to the lender or ten months after the end of the loan forgiveness covered period. On March 8, 2021, the Company received approval for full forgiveness of the loan and recorded a gain on forgiveness of debt on that date.
11.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 – LONG-TERM DEBT (continued)

In June 2019, the Company entered into a loan agreement along with certain entities related through common ownership as co-borrowers. The loan agreement contains a revolving line of credit in the amount of $210,000,000 and a construction loan for $140,000,000. The revolving line of credit and construction loan are due in June 2024. The interest rate on the loan agreement is variable and is priced based on the one month London Interbank Offered Rate (LIBOR) plus a variable percentage based on certain financial ratios of the co-borrowers, as defined in the loan agreement. Interest is accrued and payable monthly. The borrowings are secured by substantially all assets of the co-borrowers. Availability under the revolving line of credit is subject to a borrowing base formula.

The Joint and Several terms of the loan agreement require the Borrowers, including the Company, to guarantee the payment and performance of the Loans. As of July 31, 2021 the total amount outstanding under the arrangement by other Borrowers was approximately $177,000,000. Substantially all of the assets of the Company serve as collateral for the loans.

On November 11, 2020, the Company, along with certain entities related through common ownership, collectively as co-borrowers, entered into a fixed rate promissory note in the amount of $31,000,000 with a financial institution due in August 2040. The note is guaranteed by the Company and certain entities related through common ownership as co-borrowers and is secured by substantially all assets of the Company. The proceeds from the promissory note were deposited with the Company.

The loan agreements described above require the co-borrowers to comply with certain financial covenants quarterly. At July 31, 2021, the co-borrowers were in compliance with these financial covenants. In connection with the Company’s acquisition by a third party on December 30, 2021 as described in Note 9, the Company was released from the loan agreements described above.

NOTE 5 – FAIR VALUE MEASUREMENT

FASB issued guidance defines fair value as the price that would be received or paid for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company determines the fair market values of its futures contracts and certain inventories based on the fair value hierarchy established in the FASB issued guidance, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity.

Unobservable inputs are inputs that reflect the Company’s own assumptions based on market data and on assumptions that market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
12.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – FAIR VALUE MEASUREMENT (continued)

The standard describes three levels within its hierarchy that may be used to measure fair value.

Level 1 inputs -	Quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs -	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3 inputs -	Unobservable inputs (e.g., a reporting entity’s own data).

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

This guidance excludes inventories measured at market as market is similar to, but not intended to measure fair value. Management has included inventories in the table below as the FASB encourages disclosure of information about measurements similar to fair value, which includes the valuation of inventories. Valuation of the Company’s inventories is based upon exchange quoted prices, adjusted for observable quotes for local basis adjustments, which management believes analogizes the FASB issued guidance.

The following table presents the Company’s assets and liabilities measured at fair value on a recurring basis under FASB guidance at July 31, 2021:

	Level 1 Inputs	Level 2 Inputs	Total
Assets:
Inventories	$—	$14,777,700	$14,777,700
Brokerage account	(1,182,759)	—	(1,182,759)
Gains on open forward contracts	—	2,460,974	2,460,974

Total assets	$(1,182,759)	$17,238,674	$16,055,915

Liabilities:
Losses on open forward contracts	$—	$571,597	$571,597

The Company uses the market approach valuation technique to measure the majority of its assets carried at fair value. The value for inventories carried at market price are based on exchange-quoted prices, adjusted for observable quotes for local basis adjustments (Level 2).

Brokerage account reflects the fair value of futures contracts through the Chicago Board of Trade, which are included in the brokerage account and valued based on unadjusted quoted prices in active markets (Level 1).
13.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – FAIR VALUE MEASUREMENT (continued)

The Company’s gains and losses on open forward contracts that are measured at fair value include forward commodity purchase and sale contracts related to grain and ingredients. Fair value for forward commodity purchase and sales contracts is estimated based on exchange-quoted prices as well as observable quotes for local basis adjustments (the difference between the futures price and local cash price). When observable inputs are available for substantially the full term of the asset or liability, the gains and losses are classified in Level 2.

NOTE 6 – DERIVATIVES AND HEDGING ACTIVITIES

Accounting principles generally accepted in the United States of America require companies with derivative instruments to disclose information that will enable users of financial statements to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows.

To reduce the exposure to market price risk on owned inventories and forward purchase and sale contracts, the Company may enter into regulated commodity futures or options contracts. The forward contracts are for physical delivery of the commodity in a future period. These forward contracts generally relate to the current or future crop years for delivery periods quoted by regulated commodity exchanges. The terms of the forward contracts are consistent with industry standards. Company policy limits the Company’s “unhedged” commodity position (the amount that does not have an offsetting derivative contract to lock in the price). The Company’s operating results can be affected by factors such as the volatility of the relationship between the value of exchange traded futures and the cash prices of the underlying commodities and counterparty contract defaults.

These futures, options, and forward contracts are considered derivatives under accounting principles generally accepted in the United States of America. While the Company considers its commodity contracts to be effective economic hedges, the Company does not designate or account for its commodity contracts as hedges. All such contracts are recorded at fair value in the balance sheet. The Company records forward commodity contracts gains and losses to the balance sheet, as appropriate, based on the local market. The regulated commodity contracts are recorded on a net basis (offset against cash collateral posted or received) within the brokerage account. Management determines fair value based on exchange-quoted prices and in the case of its forward purchase and sale contracts, fair value is adjusted for differences in local markets and non-performance risk.

14.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 – DERIVATIVES AND HEDGING ACTIVITIES (continued)

The following table presents the fair value of the Company’s commodity derivatives as of July 31, 2021 and the balance sheet line item in which they are located:

Balance Sheet Location
Brokerage account (unrealized gains)	$202,734
Brokerage account (unrealized losses)	(1,385,493)
Gains on open forward contracts	2,460,974
Losses on open forward contracts	(571,597)

$(706,618)

Accounting principles generally accepted in the United States of America require the Company to disclose the location and amount of the gains and losses from its derivative instruments reported in the statements of income and members’ equity. The Company uses various derivative instruments, as described above, as well as non-derivative instruments (commodity inventory) in its risk management strategies and activities. Substantially all of the Company’s sales are the result of physical delivery of commodities against forward cash contracts and substantially all of the Company’s cost of sales, are the result of purchases of commodities on forward cash contracts, gains and losses from all other commodity derivatives along with the change in value of the Company’s inventories.

Therefore, the statements of income and members’ equity are directly impacted by the use of derivatives and absent their use, gross margins would likely be significantly different, either higher or lower, than those reported depending on the directional movement of commodity markets. It is also likely that the Company would not operate at the same level of activity without the use of derivatives as management uses derivatives to reduce risk and absent the availability of derivatives, would be exposed to a much greater degree of volatility which would likely require a much higher capital to revenue correlation. Management expects derivative markets to continue to operate efficiently and effectively.

Realized and unrealized gains and losses in the value of the commodity contracts (whether due to changes in commodity prices, changes in performance or credit risk, or due to sale, maturity or extinguishment of the commodity contract) and inventories valued at market are included in sales (forward sales contracts) and cost of sales (all other commodity contracts and inventory) in the statements of income.

15.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 – DERIVATIVES AND HEDGING ACTIVITIES (continued)

The following table includes the alternative disclosures about gains and losses from activities that include non-designated derivative instruments as well as non-derivative instruments and their reporting in the statements of income for the nine months ended July 31:

	2021	2020

Sales	$91,540,991	$71,327,312
Cost of sales	80,447,602	63,935,220

	$11,093,389	$7,392,092

The items disclosed above include realized and unrealized gains and losses on both derivative instruments and non-derivative instruments.

At July 31, 2021, the Company had the following quantities outstanding (on a gross basis) on commodity derivative contracts:

Commodity	Unit of Measure	Quantity

Soybeans	Bushels	2,278,865
Soybean oil	Pounds	48,143,320
Soybean meal	Tons	43,601
Soybean flour	Tons	22,835
Soybean flakes	Tons	11,539

NOTE 7 – COMMITMENTS

The Company has aggregate natural gas purchase commitments of approximately $680,000 from August 2021 through December 2022. The agreements obligate the Company to pay for a minimum amount of natural gas even if it is not required for operations. Natural gas purchased under the agreements amounted to approximately $359,656 and $365,165 for the nine months ended July 31, 2021 and 2020, respectively. The Company has elected to account for these agreements under the normal purchase normal sales exception under ASC 815. Management does not anticipate any significant losses from these agreements.

On August 6, 2018, the Company (seller) entered into a supply agreement with an unrelated third party (buyer) which expired in December 2020. Concentrations of sales and accounts receivable with the buyer are noted in the Concentrations of Credit Risk policy in Note 1. Revenue recognized from minimum volume shortfalls under the supply agreement amounted to approximately 1% and 5% of sales for the nine months ended July 31, 2021 and 2020, respectively. The Company does not anticipate any losses from this arrangement.
16.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – COMMITMENTS (continued)

The Company entered into an Industrial New Jobs Training Agreement (Agreement) with Southwestern Community College (SWCC), Creston Iowa, under Chapter 260E Code of Iowa, as amended, for purposes of establishing a project to educate and train certain persons employed by the Company in new jobs within Creston, Iowa. The agreement commenced in June 2021 and has a maximum term of 10 years. Under the terms of the agreement the Company is committed at a minimum to reimburse SWCC for its estimated project costs of $316,350 for administering the program. Reimbursement of these costs will be paid through state payroll tax withholding diversions to SWCC.

The Company is also eligible to receive up to $633,650 in funds directly from SWCC to be used for wages related to new jobs created and training for such jobs during the term of the agreement. Funds received from SWCC are to be repaid through state payroll tax withholding diversions to SWCC over the term of the agreement. At July 31, 2021, the Company had not received any funds directly from SWCC. In December 2021, the Company received $316,825 of funds from SWCC. The Company believes it will meet its requirements over the term of the agreement based on its current wage base in Creston, IA.

NOTE 8 – RELATED PARTY TRANSACTIONS

Related party balances at July 31, 2021 are as follows:

Advance to related parties	$7,141,982
Accounts receivable	84,629
Accounts payable	7,895

Related party transactions for the nine months ended July 31, 2021 and 2020 are as follows:

	2021	2020

Sales	$552,833	$834,293
Management fee expense	748,572	708,750
Interest expense	—	300,770
Interest income	119,637	—

On April 1, 2018 the Company entered into a management services agreement with an entity related through common ownership under which the related party provides various management and administrative services such as accounting, tax, legal, human resources, and operational support. The agreement had an initial term of six months and automatically continues in effect until either party gives the other party at least thirty days’ prior written notice of its intent to terminate the agreement. The agreement provides for a base annual fee of $900,000. This fee may be adjusted annually as mutually agreed to by the two parties. The fee paid for the management services provided under this agreement is not representative of the cost the Company would incur on a stand-alone basis.

17.

ZFS CRESTON, LLC
NOTES TO CONDENSED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 – RELATED PARTY TRANSACTIONS (continued)

At July 31, 2021 the Company had a fixed rate advance, due on demand, from a related party through common ownership in the amount $7,141,982. The advance was repaid in full on December 22, 2021.

NOTE 9 – SUBSEQUENT EVENTS

On December 30, 2021, the Company executed a Membership Interest Purchase Agreement with a third party pursuant to which all of the outstanding membership interests in the Company were sold to the third party for aggregate cash consideration of approximately $102 million, subject to the adjustments set forth in the Purchase Agreement for cash, debt and working capital.

The Company has evaluated events and transactions occurring subsequent to the balance sheet date of July 31, 2021 for items that should be recognized or disclosed in these financial statements. The evaluation was conducted through March 16, 2022, which is the date these financial statements were available to be issued.
18.